Exhibit 5.1

November 5, 2021

PharmaCyte Biotech, Inc.

23046 Avenida de la Carlota, Suite 600

Laguna Hills, CA 92653

Re:	PharmaCyte Biotech, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by the selling stockholders referred in the Registration Statement (the “Selling Stockholders”) of an aggregate of up to 8,050,000 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), issuable upon the exercise, from time to time, of warrants to purchase an aggregate of 7,000,000 shares of Common Stock (the “Series A Warrants”) sold in a private placement and issued under that certain Securities Purchase Agreement dated as of August 19, 2021 and warrants to purchase an aggregate of 1,050,000 shares of Common Stock issued to H.C. Wainwright & Co., LLC (such warrants, together with the Series A Warrants, the “Warrants”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly DJH International, Inc.) filed with the Nevada Secretary of State on October 28, 1996, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors authorizing the issuance of the Warrants and the Shares and the sale of the Shares pursuant to the Registration Statement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

PharmaCyte Biotech, Inc. November 5, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Shares will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Shares will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered by the Company upon exercise of the relevant Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Ballard Spahr LLP